UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 13, 2019

AIMMUNE THERAPEUTICS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-37519	45-2748244
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

8000 Marina Blvd, Suite 300

Brisbane, CA 94005

(Address of principal executive offices, including Zip Code)

Registrant’s telephone number, including area code: (650) 614-5220

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.0001 per share	AIMT	NASDAQ Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On June 13, 2019, Aimmune Therapeutics, Inc. (“Aimmune” or the “Company”) entered into a letter agreement with Stephen G. Dilly, M.B.B.S., Ph.D., former President and Chief Executive Officer of the Company (the “Letter Agreement”), which amends the Transition and Separation Agreement dated November 5, 2017, between the Company and Dr. Dilly, as amended. Under the Letter Agreement, Dr. Dilly will serve the Company as its Senior Vice President, Clinical Science from June 1, 2019 through September 30, 2019 (the “Full-Time Employment Period”). Prior to the Full-Time Employment Period, Dr. Dilly served as Special Advisor to the Company.

Under the terms of the Letter Agreement, Dr. Dilly will receive an increase in base salary to the rate of $450,000 per year (the “Temporary Salary”) during the Full-Time Employment Period. After the expiration of the Full-Time Employment Period, Dr. Dilly’s title will revert to Special Advisor and his right to the Temporary Salary will end, such that his salary will revert to a base salary of $12,000 per year. Dr. Dilly’s options that are vested and outstanding as of December 31, 2019, will remain outstanding until the earlier of December 31, 2021 or the original expiration date of such option.

The foregoing description of the material terms of the Letter Agreement is qualified in its entirety by the full text of the Letter Agreement. The Letter Agreement will be filed as an exhibit in the Quarterly Report for the period ended June 30, 2019.

Item 7.01	Regulation FD Disclosure.

The Company expects to present the information in the presentation slides attached hereto as Exhibit 99.1 at various investor and analyst meetings scheduled on June 19, 2019.

The furnishing of the attached presentation is not an admission as to the materiality of any information therein. The information contained in the slides is summary information that is intended to be considered in the context of more complete information included in the Company’s filings with the U.S. Securities and Exchange Commission (the “SEC”) and other public announcements that the Company has made and may make from time to time by press release or otherwise. The Company undertakes no duty or obligation to update or revise the information contained in this report, although it may do so from time to time as its management believes is appropriate. Any such updating may be made through the filing of other reports or documents with the SEC, through press releases or through other public disclosures. For important information about forward looking statements, see the slide titled “Forward-Looking Statements” in Exhibit 99.1 attached hereto.

The information in this Item 7.01 of this Current Report on Form 8-K and Exhibit 99.1 attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934, as amended, or otherwise subject to the liabilities of that section or Sections 11 and 12(a)(2) of the Securities Act of 1933, as amended. The information contained in this Item 7.01 and in the presentation attached as Exhibit 99.1 to this Current Report shall not be incorporated by reference into any filing with the SEC made by the Company, whether made before or after the date hereof, regardless of any general incorporation language in such filing.

Item 9.01	Financial Statements and Exhibits.

Exhibit No.	Description

99.1	Company presentation dated June 19, 2019.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

AIMMUNE THERAPEUTICS, INC.

Date: June 18, 2019	By:	/s/ Douglas T. Sheehy
Douglas T. Sheehy
General Counsel and Secretary